UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2011
JOHNSON CONTROLS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-5097	39-0380010

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5757 North Green Bay Avenue Milwaukee Wisconsin	53209

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	414-524-1200
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
As described under Item 5.07 of this Current Report, at the 2011 Annual Meeting of Johnson Controls Inc. (the “Company”) held on January 26, 2011, the stockholders of the Company approved the Johnson Controls, Inc. Annual Incentive Plan and the Johnson Controls, Inc. Long-Term Incentive Plan (the “Plans”). The Plans were submitted to the shareholders of the Company as Appendix A and Appendix B, respectively, to the Johnson Controls, Inc. Proxy Statement (Schedule 14A) filed with the Securities and Exchange Commission on December 10, 2010.
On September 21, 2010, the Compensation committee of the Company’s Board of Directors amended the Plans to expand or modify the performance measures to include earnings before interest, taxes, depreciation and amortization (EBITDA); trade working capital; return on sales; quality; and free cash flow. These performance measures were not previously approved by shareholders. In addition, the Plans enable the Company to pay compensation as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to maintain Section 162(m) status, shareholders must approve the plan at least every five years. The Company sought shareholder approval since the Plans were last reviewed and approved by shareholders in 2006.
The Compensation Committee (the “Committee”) administers the Plans with respect to executive officers, and the Chief Executive Officer of the Company administers the Johnson Controls, Inc. Annual Incentive Plan (“AIPP”) with respect to all other participants (the “Administrator(s)”). The Administrators may delegate some or all of their authority to officers of the Company, except that the Committee may not delegate authority with respect to awards that are intended to comply with Section 162(m). In general, all key employees of the Company and of its affiliates are eligible to participate in these Plans.
The AIPP focuses on the Company’s fiscal year business and financial objectives. At the beginning of each fiscal year, the Committee approves the fiscal year performance objectives and a target incentive opportunity (which are measured as a percentage of base salary) for participants, as well as the potential incentive opportunity percentages for maximum and threshold performance. Performance measures are based on either overall corporate performance or performance at the relevant business unit.
No annual incentive payments are payable to participants if the relevant pre-established, minimum performance levels are not met. The financial based performance measures under the AIPP are based on the Company’s annual financial statements (Form 10-K). The Company uses interpolation to determine the specific amount of the payout for each participant with respect to the achievement of financial goals between the various levels.
Annual awards which have a performance period of no more than one fiscal year may be granted under the AIPP. The fiscal year may be that of the Company or any affiliate, as determined by the Administrator. At the time it selects a participant, the Administrator will determine whether to grant an annual award to such participant. At the time it makes an award, the Administrator specifies the performance period, the potential amount that may be earned under the award and the performance goals that must be met for an amount to be paid.
Following the end of each performance period, the Administrator will certify the extent to which the performance goals established for that period and any other material terms of the award have been achieved. Based on this result, the Administrator will calculate the performance award amount for each participant. The Administrator has discretion to adjust the annual performance award amount up or down by 20% based on the participant’s individual performance and attainment of the performance goals. However, for participants subject to Section 162(m), the Administrator may only adjust the award amount downward.
The Johnson Controls, Inc. Long-Term Incentive Plan (“LTIPP”) ties the value of awards to the Company’s long-term performance over a three-year period. The LTIPP also focuses on the Company’s fiscal year business and financial objectives. For each fiscal year, the Committee approves a target incentive opportunity (which is measured as a percentage of base salary) for each executive officer and key employees, as well as the potential incentive opportunity percentages for maximum and threshold performance. To calculate the payment an executive officer or key employee will receive under a long-term incentive award, the Administrator determines the performance results for each year in the three-year cycle, and calculates a weighted average for the three-year cycle based on the following: weighted 1/6 for the first year in performance cycle, weighted 2/6 for the second year in performance cycle, and weighted 3/6 for the third year in the performance cycle. The financial based performance measures under the plan are based on our annual financial statements (Form 10-K).
The LTIPP does not specify target performance for the performance measures. The Administrator selects each performance measure and also establishes specific performance goals and a performance scale that will be used to measure performance and determine the amount payable.
The LTIPP permits the Administrator to grant prorated awards or additional awards after the beginning of a performance period to provide appropriate incentives to newly hired or newly-eligible key employees. The Administrator may also adjust an award to reflect a participant’s demotion or promotion, or transfer of employment among the Company and its affiliates. The Administrator has the ability to change a participant’s eligibility or award at any time.
Following the end of each performance period, the Administrator will certify the extent to which the performance goals established for that period and any other material terms of the award have been achieved. Based on this result, the Administrator (or its delegee) will calculate the performance award amount for each participant.
The Plans provide that in the event of a “Change of Control” (as defined in the Plans), participants will receive an immediate payment of the maximum amount that could be paid under the performance awards, but prorated to reflect the length of time that has elapsed since the first day of the performance period.
The Committee may from time to time or at any time suspend or terminate the Plans or amend them in any manner without obtaining further shareholder approval. However, if the Committee amends the Plans to increase the maximum amount that can be paid to a participant for any annual or long-term award or to change the financial performance categories or to increase the class of employees eligible to participate in the Plans, then further shareholder approval would be required to retain the benefits afforded by shareholder approval of the Plans under Section 162(m) in respect of awards to which such changes apply. In addition, the Employee Benefits Policy Committee of the Company may make ministerial or administrative amendments to the Plans or changes required for the Plans to comply with any applicable law.
These Plans are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 10, 2010. The description of the Plans set forth above do not purport to be complete and are qualified in their entirety by reference to the full text of the Plans, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report and are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws
As described under Item 5.07 of this Current Report, at the Annual Meeting of Stockholders of Johnson Controls, Inc. (the “Company”) held on January 26, 2011 (the “2011 Annual Meeting”), the stockholders of the Company voted on and approved the amendment of Article IV of its Restated Articles of Incorporation to adopt a majority voting standard for uncontested elections of directors. A copy of the Restated Articles of Incorporation of the Company, as amended through January 26, 2011, is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The Company filed the approved amendment with the Wisconsin Department of Financial Institutions as the Restated Articles of Incorporation to reflect the amendment on January 27, 2011.
On January 26, 2011, the Board of Directors approved amendments to the Company’s By-Laws that related to the then-proposed amendment to the Company’s Restated Articles of Incorporation, among other things, to change the director voting standard, which By-Law amendments include director resignation procedures that will apply to holdover directors. These By-Law amendments were effective only if the Company’s shareholders approved the proposed amendment to the Company’s Restated Articles of Incorporation at the 2011 Annual Meeting. Since shareholders approved the amendment to the Company’s Restated Articles of Incorporation, the change to the By-Laws of the Company became effective upon filing of the Restated Articles of Incorporation on January 27, 2011. The By-Laws of the Company, as amended and restated, is filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07	Submission of matters to a Vote of Security Holders.
Johnson Controls, Inc. (the “Company”) held its Annual Meeting of Shareholders on January 26, 2011. The Company’s shareholders approved the election of four directors to serve for a three-year term expiring in 2013:

Nominee	For	Withheld	Broker non-votes
Natalie A. Black	519,489,919	23,526,006	55,982,192
Robert A. Cornog	533,321,467	9,694,458	55,982,192
William H. Lacy	517,611,738	25,404,187	55,982,192
Stephen A. Roell	530,396,522	12,619,403	55,982,192
The other directors of the Company whose terms in office expire after the 2011 Annual Meeting of Shareholders are as follows: terms expiring at the 2012 Annual Meeting of Shareholders—Dennis W. Archer, Richard Goodman; terms expiring at the 2013 Annual Meeting of Shareholders—David P. Abney, Robert L. Barnett, Eugenio Clariond Reyes-Retana, Jeffrey A. Joerres.
The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2011 was approved by the shareholders with 590,744,695 shares voted for, 6,863,314 shares voted against and 1,390,108 shares abstaining.
The management proposal to adopt a majority voting standard for uncontested elections of directors was approved with 576,792,945 shares voted for, 19,759,279 shares voted against, 2,445,893 shares abstaining and zero broker non-votes. This proposal required an affirmative vote of 2/3rds of the outstanding shares.
The Johnson Controls, Inc. Annual Incentive Plan was approved by the shareholders 428,633,231 shares voted for, 111,036,517 shares voted against, 3,344,109 shares abstaining and 55,984,260 broker non-votes.
The Johnson Controls, Inc. Long-Term Incentive Plan was approved by the shareholders 424,741,691 shares voted for, 114,517,474 shares voted against, 3,754,692 shares abstaining and 55,984,260 broker non-votes.
The compensation of the Company’s named executive officers was approved by shareholders in an advisory vote, with 323,987,645 shares voted for, 195,514,192 shares voted against, 23,510,970 shares abstaining and 55,985,310 broker non-votes.
In an advisory vote on the frequency of the advisory vote on the compensation of our named executive officers, 314,207,536 shares voted for one year, 10,009,602 shares voted for two years, 211,952,191 shares voted for three years, and there were 62,828,788 broker non-votes.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
3.1*	Restated Articles of Incorporation of Johnson Controls, Inc., as amended through January 26, 2011.

3.2*	Johnson Controls, Inc. By-Laws, as amended and restated through January 26, 2011.

10.1*	Johnson Controls, Inc. Annual Incentive Plan, as amended and restated through January 26, 2011.

10.2*	Johnson Controls, Inc. Long-Term Incentive Plan, as amended and restated through January 26, 2011.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON CONTROLS, INC.
February 1, 2011	By:	/s/ Jerome D. Okarma
		Name:	Jerome D. Okarma
		Title:	Vice President, Secretary and General Counsel